Exhibit 24.1

POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of The Gap, Inc. (the “Company”) hereby constitutes and appoints Glenn Murphy, Sabrina Simmons and Michelle Banks, each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 25,000 shares of common stock of the Company issuable under the GapShare Puerto Rico Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors have signed their names hereto as of this 17th day of February 2011.

/s/ Adrian D. P. Bellamy
Adrian D. P. Bellamy

/s/ Domenico De Sole
Domenico De Sole

/s/ Robert J. Fisher
Robert J. Fisher

/s/ William S. Fisher
William S. Fisher

/s/ Bob L. Martin
Bob L. Martin

/s/ Jorge P. Montoya
Jorge P. Montoya

/s/ Glenn Murphy
Glenn Murphy

/s/ Mayo A. Shattuck III
Mayo A. Shattuck III

/s/ Katherine Tsang
Katherine Tsang
Kneeland C. Youngblood